UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 31, 2006
Grant Prideco, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation)	001-15423 (Commission File No.)	76-0312499 (I.R.S. Employer Identification No.)

400 N. Sam Houston Pkwy. East, Suite 900 (Address of Principal Executive Offices)	77060 (Zip Code)
Registrant’s telephone number, including area code: (281) 878-8000
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On August 31, 2006, Grant Prideco, Inc. (the “Company”) amended and restated its credit facility by entering into an Amended and Restated Credit Agreement (as amended and restated, the “Credit Agreement”) among the Company, certain of its subsidiaries, the lenders from time to time parties thereto, Bank of America, N.A., as syndication agent, and Wells Fargo Bank, National Association, as administrative agent. The Credit Agreement is unsecured and provides for aggregate borrowings of up to $350 million, including up to $25 million of UK borrowings. In addition, the Company has the option to increase aggregate U.S. borrowing availability from time to time by an additional $150 million. The credit facility is guaranteed by the Company and certain of its U.S. and UK subsidiaries.
     The foregoing is qualified by reference to Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(c)	Exhibits

Exhibit No.	Description
10.1
Amended and Restated Credit Agreement, dated August 31, 2006, among the Company, certain of its subsidiaries, the lenders from time to time parties thereto, Bank of America, N.A., as syndication agent, and Wells Fargo Bank, National Association, as administrative agent.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRANT PRIDECO, INC.
/s/ PHILIP A. CHOYCE
Philip A. Choyce,
Vice President and General Counsel

Date: September 6, 2006

Exhibit Index

Exhibit No.	Description
10.1
Amended and Restated Credit Agreement, dated August 31, 2006, among the Company, certain of its subsidiaries, the lenders from time to time parties thereto, Bank of America, N.A., as syndication agent, and Wells Fargo Bank, National Association, as administrative agent.